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                                                                    Exhibit 99.1

[GUESS? LOGO]                                                      NEWS RELEASE

FOR IMMEDIATE RELEASE
                              Contact:       Carlos Alberini
                                             President & Chief Operating Officer
                                             (213) 765-3582

                                             Frederick G. Silny
                                             SVP & Chief Financial Officer
                                             (213) 765-3289

                                             Wendi Kopsick/Molly Morse
                                             Kekst and Company
                                             (212) 521-4800

   GUESS?, INC. ANNOUNCES COMPLETION OF $75,000,000 SECURITIZATION TRANSACTION


LOS ANGELES, CA, April 29, 2003--Guess?, Inc. (NYSE: GES) ("Guess?") today announced that Guess Royalty Finance LLC, a subsidiary of Guess?, has issued in a private placement $75 million of asset-backed notes. These 6.75% notes due 2012 are secured by rights and interests in specific Guess? intellectual property and licenses and royalty monies payable thereunder.

The notes are rated Baa2 by Moody's Investors Service, Inc. and BBB by Standard and Poor's. All of the net proceeds of the notes, along with available cash and borrowings under the Company's existing credit facility, shall be used to repay in full the Company's 9.5% Senior Subordinated Notes due August 2003.

Maurice Marciano, Co-Chairman and Co-Chief Executive Officer, said, "We are pleased with the completion of this financing transaction which improves our balance sheet by leveraging the strength of the Guess? brand. This financing, coupled with the previously announced $85 million credit facility arranged by Wachovia Securities, Inc., provides a solid foundation for the future growth of the Company."

Guess?, Inc. designs, markets, distributes and licenses one of the world's leading lifestyle collections of contemporary apparel, accessories and related consumer products.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE INCLUDING BUT NOT LIMITED TO THE COMPANY'S EXPECTED RESULTS OF OPERATIONS AND PLANS TO REDUCE COSTS AND ESTIMATED CHARGES, ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE ONLY EXPECTATIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL RESULTS IN FUTURE PERIODS AND OTHER FUTURE EVENTS TO DIFFER MATERIALLY FROM WHAT IS CURRENTLY ANTICIPATED. FACTORS WHICH MAY CAUSE ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER FROM CURRENT EXPECTATIONS INCLUDE, AMONG OTHER THINGS, THE CONTINUED AVAILABILITY OF SUFFICIENT WORKING CAPITAL, THE SUCCESSFUL INTEGRATION OF NEW STORES INTO EXISTING OPERATIONS, THE CONTINUED DESIRABILITY AND CUSTOMER ACCEPTANCE OF EXISTING AND FUTURE PRODUCT LINES (INCLUDING LICENSED PRODUCT LINES), POSSIBLE CANCELLATIONS OF WHOLESALE ORDERS, THE SUCCESS OF COMPETITIVE PRODUCTS, AND THE AVAILABILITY OF ADEQUATE SOURCES OF CAPITAL. IN ADDITION TO THESE FACTORS, THE ECONOMIC AND OTHER FACTORS IDENTIFIED IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 INCLUDING BUT NOT LIMITED TO THE RISK FACTORS DISCUSSED THEREIN, COULD AFFECT THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN AND IN THE COMPANY'S OTHER PUBLIC DOCUMENTS.

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